UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

July 3, 2024

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of Incorporation	Commission File Number	IRS Employer Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 3.02 Unregistered Sales of Equity Securities.

As described in our Current Report on Form 8-K as filed with the SEC on May 21, 2024, Gaucho Group Holdings, Inc. (the “Company”) filed a Certificate of Designation of Senior Convertible Preferred Stock with the Delaware Secretary of State, designating 100,000 shares of preferred stock of the Company, par value $0.01, as Senior Convertible Preferred Stock (the “Senior Convertible Preferred Stock”).

In order to raise additional capital for the Company, the Board of Directors of the Company approved the commencement of a private placement of shares of Senior Convertible Preferred Stock (“Preferred Shares”) and 8.5% promissory notes (the “Notes”) for aggregate proceeds of up to $7.2 million (up to $6 million with a 20% overallotment) pursuant to Section 4(a)(2) of the 1933 Act and Rule 506(b) of Regulation D thereunder (the “Private Placement”). The Preferred Shares will be issued at a price per share of $100; provided that the Company is limited to the sale of up to 6,731 Preferred Shares for gross proceeds of $637,100 until such time as stockholder approval is granted pursuant to Nasdaq Rule 5635(d) at the Company’s Annual General Meeting of Stockholders on August 18, 2024 (the “2024 AGM”).

The Notes, with 8.5% annual interest, become convertible into Preferred Shares at a price of $100 per share on the date the Company obtains stockholder approval of its Proposals No. 2, 3, and 4 at the 2024 AGM. If the proposals are not approved by our stockholders, the Notes are due in full 120 days from the date of issuance. Please see our Definitive Proxy as filed with the SEC on July 1, 2024.

The Company presently intends to use the net proceeds from this Private Placement to extinguish debt, fund infrastructure development at Algodon Wine Estates, and for general working capital.

As of June 30, 2024, the Company has entered into Notes for principal of $1,929,300. No shares of Senior Convertible Preferred Stock have yet been sold in the Private Placement.

The Private Placement is conducted pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated under the Securities Act. The shares are only offered to a small select group of accredited investors, as defined in Rule 501 of Regulation D, all of whom have a substantial pre-existing relationship with the Company. The Company will file a Form D within 15 days of the first date of sale.

This current report on Form 8-K is issued in accordance with Rule 135c under the Securities Act, and is neither an offer to sell any securities, nor a solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01 Other Items.

On July 3, 2024, the Company issued a press release announcing an exclusive stockholder event at the NASDAQ building in New York City. The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated July 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of July 2024.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO